Exhibit 99.1

Marathon Patent Group, Inc. Announces Pricing of $5.2 Million Concurrent Registered Direct Offering and Private Placement

LOS ANGELES, CA—(Marketwired - Dec 9, 2016) -  Marathon Patent Group, Inc. (NASDAQ: MARA), an IP licensing and commercialization company, today announced it has entered into definitive agreements with investors for the purchase and sale of 3,481,997 shares of common stock at a price of $1.50 per share and warrants to purchase up to 1,740,999 shares of common stock at an effective price of $0.01 per warrant with an exercise price of $1.70 per share. The warrants will expire five years from the date of issuance.

Northland Capital Markets is acting as the exclusive placement agent for the registered direct offering and concurrent private placement. The closing of the registered direct offering and the concurrent private placement is expected to take place on or about December 14, 2016, subject to the satisfaction of customary closing conditions.

The gross proceeds of the offering, before fees and expenses, will be approximately $5.2 million. The Company intends to use the net proceeds for working capital and other general corporate purposes, including the acquisition of certain patent portfolios.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-198569), which was declared effective by the U.S. Securities and Exchange Commission on January 6, 2015. The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement and have not been registered under the Securities Act of 1933. A prospectus supplement relating to the shares of common stock will be filed by the Company with the U.S. Securities and Exchange Commission. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Northland Capital Markets. Inc., Prospectus Department, 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402, Attention: Heidi Fletcher, by calling toll free at (800) 851-2920.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member of FINRA/SIPC.

About Marathon Patent Group, Inc.

Marathon is an IP licensing and commercialization company. The Company acquires and manages IP rights from a variety of sources, including large and small corporations, universities and other IP owners. Marathon has a global focus on IP acquisition and management. The Company’s commercialization division is focused on the full commercialization lifecycle which includes discovering opportunities, performing due diligence, providing capital, managing development, protecting and developing IP, assisting in execution of the business plan, and realizing shareholder value.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the amount and use of proceeds the Company expects to receive from the sale of the shares of common stock in the registered direct offering and the closing of the transactions. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

CONTACT INFORMATION

•                 Contact:

Name: Jason Assad
Phone: 678-570-6791

Email: Jason@marathonpg.com